Exhibit 10.5(a)

                  AMENDMENT TO SUPPLEMENTARY SAVINGS PLAN TEXT
                            EFFECTIVE APRIL 1, 1998


"Distribution Event" shall mean an event other than death described under
Section 2.17 of the Savings Plan.

"Disability" shall mean permanent and total disability of a Participant as determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee (or its designee) deems necessary and desirable.

"Retirement" shall mean termination of employment with the Company or one of its subsidiaries with the right to begin receiving immediate pension benefits under the Company's Pension Plan for Salaried Employees or under another defined benefit pension plan sponsored or otherwise maintained by the Company or a subsidiary for its employees, or, in the absence of such Pension Plan or such other pension plan being applicable to any Participant, as determined by the Committee (or its designee) in its sole discretion;

Section 5.3  Form of Payment and Commencement of Distribution to Participants.
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(a)  FORM OF PAYMENT TO PARTICIPANT. Distribution of a Participant's
     Supplementary Savings Account to the Participant shall be in such of the following forms of payment as the Participant shall elect:

     (1)  LUMP SUM. A single lump sum payment.

     (2) INSTALLMENTS. Substantially equal annual installments not to exceed ten (10), commencing in such year following the occurrence of a Distribution Event with


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          respect to a Participant as is elected by the Participant;
          provided, however, that no payment shall be made more than ten (10) calendar years after such Distribution Event.

(b) DISTRIBUTION TO A PARTICIPANT. Distribution to a Participant will be made or begin as soon as practicable following the end of the calendar year during which a Distribution Event with respect to a Participant occurs or in January of any subsequent Plan Year, in accordance with the Participant's election as to form and time of payout which is effective as of the date of the Distribution Event or which becomes effective prior to the first scheduled payment under the election effective at the time of the Distribution Event. A Participant's Supplementary Savings Account will continue to be adjusted as provided in Article 4 until it is completely distributed. The amount of any distribution shall be determined based on the value of the Participant's Supplementary Savings Account as of the most recent valuation date which precedes the month in which a distribution is to be made hereunder.

(c) ELECTING AND CHANGING THE FORM OR TIME OF COMMENCEMENT. A Participant shall make an election with respect to form and time of payout of his or her Supplementary Savings Account as described in subsection (a) at the time of his or her initial Deferral Election which shall be immediately effective. While he or she is actively employed by the Company or one of its subsidiaries, a Participant may change his or her election in regard to the form and time of commencement of distributions from his or her Supplementary Savings Account, provided that such election is made in a form and manner satisfactory to the Committee. Such a change in election will be effective on the one-year anniversary of the date it is received by the Benefits Department of the Company's Human Resources division;


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     provided that, in the event a Distribution Event with respect to such
     Participant occurs prior to the date an election becomes effective, the election shall not become effective if the first scheduled payment under the election in effect at the time of termination is due prior to such one-year anniversary, Notwithstanding the preceding sentence, the initial change in election made by a Participant during fiscal year 1998 and on or after April 1, 1998, if any, shall be effective immediately. A change in election, when effective, shall supersede all prior elections and shall apply to the Participant's entire Supplementary Savings Account, including all prior and future amounts credited thereto, until a later election becomes effective. In the event no effective or potentially effective election exists as of the January following the occurrence of a Distribution Event, the Participant's entire Supplementary Savings Plan account shall be distributed in a lump sum.